Investor Contact:

Media Contact:

Emma Jo Kauffman

Tawn Earnest

(615) 855-5525

(615) 855-5209

DOLLAR GENERAL TO PRESENT AT CREDIT SUISSE CONFERENCE

GOODLETTSVILLE, Tenn. – June 9, 2006 – Dollar General Corporation (NYSE: DG) will make a presentation to the investment community at the 2006 Credit Suisse Consumer and Retail Conference on Tuesday, June 13, 2006, beginning at 8:30 a.m. EDT.  A web cast of this presentation can be accessed live through the Company’s Web site at www.dollargeneral.com, in the “Investing” section at “Conference calls and Investor events.” The web cast will be available through June 27, 2006.

About Dollar General

Dollar General is a Fortune 500® discount retailer with 8,096 neighborhood stores as of May 26, 2006.  Dollar General stores offer convenience and value to customers by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, house wares and seasonal items at everyday low prices.  The Company store support center is located in Goodlettsville, Tennessee. Dollar General’s Web site can be reached at www.dollargeneral.com.

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